UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2010

CRYOPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 3, 2010,  CryoPort, Inc. (the “Company”) filed a Certificate of Amendment to Amended and Restated Articles of Incorporation (“Certificate of Amendment”) in order to effect a 1-for-10 reverse stock split of the Company common stock effective as of the opening of trading of the Company’s common stock on the OTC Bulletin Board on Friday, February 5, 2010.

As a result of the reverse stock split, every 10 shares of the Company's issued and outstanding common stock will be combined into 1 share of common stock. The reverse stock split will not change the number of authorized shares of the Company's common stock.

No fractional shares will be issued in connection with the reverse stock split. If, as a result of the reverse stock split, a stockholder would otherwise hold a fractional share, the Company will receive cash in an amount equal to the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company’s common stock on the day immediately prior to the effective time of the reverse split, as adjusted for the reverse stock split.

Following the reverse stock split, the Company expects to have approximately 5.05 million shares of common stock outstanding. The reverse stock split will affect all shares of the Company's common stock, including common stock underlying stock options and warrants that are outstanding immediately prior to the effective time of the reverse stock split.

Additional information about the reverse stock split is available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 11,  2009.

The Certificate of Amendment is attached hereto as Exhibit 3.4.3 and is incorporated by reference herein. The press release announcing the reverse stock split is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)          Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number

3.4.3	Certificate of Amendment to Amended and Restated Articles of Incorporation
99.1	Press Release of CryoPort, Inc., dated February 4, 2010, announcing reverse stock split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: February 5, 2010	By:	/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman

Exhibit Index

Exhibit No.	Description
3.4.3	Certificate of Amendment to Amended and Restated Articles of Incorporation
99.1	Press Release of CryoPort, Inc., dated February 4, 2010, announcing reverse stock split